Exhibit 99

                          Golden Key International Inc.
                               3113 Goldsmith St.
                               San Diego, CA 92106
                                 (619) 564-8110


                            STOCK SUBSCRIPTION OFFER

_________________________________________ (the "Undersigned"), whose address is
____________________________________________________________________________,
hereby offers to subscribe for (__________) shares of Common Stock (the "Stock") of Golden Key International, Inc., (the "Company") whose address is 3113 Goldsmith St., San Diego, CA 92106. The par value of the Common Stock is $.001. The Undersigned agrees to pay $____ per share.

                REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED

The Undersigned hereby represents and warrants that:

1. The Undersigned is financially responsible, able to meet his/her obligations hereunder, and acknowledges this investment may be long term and is by its nature speculative; further, the Undersigned acknowledges he/she is financially capable of bearing the risk of this investment.

2. The Undersigned has had substantial experience in business or investments in one or more of the following:

     (i) knowledge of, and investment experience with, securities such as stocks and bonds;

     (ii) ownership of interests in new ventures and/or start-up companies;

3. The Undersigned is capable of bearing the high degree of economic risks and burdens of this investment, including, but not limited to, the possibility of complete loss of all his/her investment capital and the lack of a liquid public market, such that he/she may not be able to readily liquidate the investment whenever desired or at the then current asking price of the Stock.

At no time was the Undersigned presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising otherwise than in connection and concurrently with this offer.

The Stock which the Undersigned hereby subscribes is being acquired solely for his/her own account, for investment, and is not being purchased with a view to or for the resale or distribution thereof and the Undersigned has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

The foregoing representations and warranties shall be true and accurate as of the date hereof and as of the date of any acceptance of this offer by the Company and shall survive the date of such acceptance by the Company.

                      ACCESS TO AND FURNISHING INFORMATION

The Company has provided the Undersigned with a copy of the prospectus filed with the U.S. Securities and Exchange Commission. The Undersigned hereby acknowledges that he/she has had an opportunity to review and understand the foregoing and has, if he/she deemed necessary, consulted with a legal and/or tax advisor.
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                                   REVOCATION

The Undersigned agrees that he/she shall not cancel, terminate or revoke this agreement or any provisions hereof or any agreement of the Undersigned made hereunder.

                                     NOTICES

All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Undersigned or to the Company at their respective addresses set forth below.

                                  GOVERNING LAW

This agreement and other transactions contemplated hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                ENTIRE AGREEMENT

This offer constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

IN WITNESS WHEREOF, the parties hereto have executed this offer as of the date and year set forth below.

DATED this ________ day of __________, ______.


_____________________________________________
Signature

_____________________________________________
Name (Please Print)

_____________________________________________
Address

_____________________________________________
City                   State         Zip Code

_____________________________________________
Telephone


ACCEPTED BY:

Golden Key International, Inc.


_____________________________________________
Norm Blair, President